UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2020

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

1050 Enterprise Way, Suite 700

Sunnyvale, CA 94089

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	RMBS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Gregory Lang as Director.

On July 30, 2020, the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) appointed Gregory Lang, age 57, to be a member of the Board as a Class I director, effective immediately and to stand for reelection at the annual meeting of the Company to be held in 2022. In connection with its appointment of Mr. Lang, the Board resolved that the size of the Board be increased from seven to eight.

There are no arrangements or understandings between Mr. Lang and any other persons pursuant to which Mr. Lang was named a director of the Company. Mr. Lang does not have any family relationship with any of the Company’s directors or executive officers. Mr. Lang has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Mr. Lang was appointed to the Corporate Development Committee of the Board effective immediately. After giving effect to Mr. Lang’s appointment, the Corporate Development Committee is composed of Emiko Higashi, as chair, Necip Sayiner and Mr. Lang. The Board also approved a reconstitution of the Compensation Committee to now consist of Eric Stang, as chair, Sanjay Saraf and Necip Sayiner. Currently, our other two standing committees are the Audit Committee, consisting of Charles Kissner, as chair, Emiko Higashi and Meera Rao, and the Corporate Governance / Nominating Committee, consisting of Eric Stang, as chair, Sanjay Saraf and Charles Kissner.

Mr. Lang will receive standard compensation, including a cash retainer and restricted stock unit and option grants available to non-employee directors of the Company.

Mr. Lang will enter into the Company’s standard form of indemnification agreement.

Attached to this Form 8-K is a press release regarding the appointment of Mr. Lang as a Director of the Company. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 30, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020	Rambus Inc.

/s/ Jae Kim
Jae Kim
Senior Vice President, General Counsel and Secretary